Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Boston Private Financial Holdings, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-116511, 333-128764, 333-134685, and 333-134686 ); Form S-3 (No.’s 333-123327, 333-121977, and 333-134625); and Form S-4 (No. 333-125720) of Boston Private Financial Holdings, Inc. (the “Company”) of our reports dated February 28, 2007, with respect to the consolidated balance sheets of Boston Private Financial Holdings, Inc., as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006, and to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 Annual Report on Form 10-K of the Company.

Our report dated February 28, 2007 on the consolidated financial statements, contains an explanatory paragraph that states the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, using the modified retrospective application method and, accordingly, has adjusted all prior periods.

Our report dated February 28, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, contains an explanatory paragraph that states that the Company acquired Anchor Capital Holdings LLC (“Anchor”) and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, Anchor’s internal control over financial reporting. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Anchor.

/s/    KPMG LLP

Boston, Massachusetts

February 28, 2007